DIMENSIONAL INVESTMENT GROUP INC.

Sub-Item 77I: Terms of New Securities

(b) Effective March 29, 2008, the DFA International Value Portfolio commenced offering Class R1 and Class R2 Shares, and the Global Equity Portfolio, Global 60/40 Portfolio, and Global 25/75 Portfolio commenced offering Class R1 Shares. The terms of Class R1 and Class R2 Shares of these Funds are described in Post-Effective Amendment No. 103 to the Fund's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on March 28, 2008 (Accession No. 00001193125-08-06909).